FEDERAL EXPRESS CORPORATION AND SUBSIDIARIES
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (Unaudited)


                                                                              Nine Months Ended
                                           Year Ended May 31,                    February 28,
                      -----------------------------------------------------   --------  --------
                        1993      1994      1995        1996         1997      1997      1998
                      --------  --------  --------  ----------   ----------   --------  --------
                                 (In thousands, except ratios)

Earnings:             $203,576  $378,462  $522,084  $  539,959   $  628,221  $397,661   $500,562
  Income before
    income taxes
  Add back:
    Interest
      expense,
      net of
      capitalized
      interest.....    168,762   152,170   130,923     105,449       95,689    69,986     90,736
  Amortization of
    debt issuance
    costs..........      4,906     2,860     2,493       1,628        1,328        997     1,091
  Portion of rent
    expense
    representative
    of interest
    factor.........    262,724   285,261   329,370     386,254      434,846    324,341   373,246
                      --------  --------  --------  ----------   ----------   --------  --------
Earnings as
  adjusted.........   $639,968  $818,753  $984,870  $1,033,290   $1,160,084   $792,985  $965,635
                      ========  ========  ========  ==========   ==========   ========  ========

Fixed Charges:
  Interest expense,
    net of
    capitalized
    interest.......   $168,762  $152,170  $130,923  $  105,449   $   95,689   $ 69,986  $ 90,736
  Capitalized
    interest.......     31,256    29,738    27,381      39,254       39,449     29,133    22,257
  Amortization of
    debt issuance
    costs..........      4,906     2,860     2,493       1,628        1,328        997     1,091
  Portion of rent
    expense
    representative
    of interest
    factor.........    262,724   285,261   329,370     386,254      434,846    324,341   373,246
                      --------  --------  --------  ----------   ----------   --------  --------

                      $467,648  $470,029  $490,167  $  532,585   $  571,312   $424,457  $487,330
                      ========  ========  ========  ==========   ==========   ========  ========
Ratio of Earnings
  to Fixed
  Charges..........        1.4       1.7       2.0         1.9          2.0        1.9       2.0
                      ========  ========  ========  ==========   ==========   ========  ========